UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 21, 2006 (November 20, 2006)
Date of Report (Date of earliest event reported)
QUOVADX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29273	85-0373486

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7600 E. Orchard Road, Suite 300-S
Greenwood Village, CO 80111
(Address of principal executive offices)
(303) 488-2019
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 20, 2006, Quovadx, Inc. (the “Registrant” or “Company”) entered into a Second Amended Stipulation of Settlement (the “Amended Stipulation”) with lead plaintiffs in the class action captioned Heller v. Quovadx, Inc., et al, Case No. 04-M-0665 (OES) (D. Colo.) filed on June 10, 2004 (“Heller”). The complaint in Heller alleged violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended, purportedly on behalf of all persons who purchased Quovadx publicly traded securities on the open market during the period from October 22, 2003 through March 15, 2004. The action sought damages against the defendants in an unspecified amount.
     The original settlement agreement between lead plaintiff and the Company (the “Original Agreement”) was filed on a Form 8-K dated April 4, 2006. As disclosed in a Current Report on Form 8-K filed October 17, 2006, the court on October 11, 2006 denied approval of the settlement reflected in the Original Agreement. Subsequently, the Heller parties reached an agreement in principal for a modified settlement that is now implemented by the Amended Stipulation.
     Under the terms of the Amended Stipulation, the class plaintiffs will receive $9 million ($1 million less than under the Original Agreement) in exchange for their release of the Company and the individual defendants, with prejudice, of all claims arising out of, relating to, or in connection with the purchase on the open market of Quovadx common stock by the lead plaintiff or any class member during the Class Period, by all persons who are members of the plaintiff class that the Court certified. The Company previously paid $3.0 million, and its insurance carriers paid $7.0 million, into the settlement fund established by the lead plaintiff’s counsel. In a related agreement dated October 23, 2006, $1 million was refunded to the Company from the funds the Company previously paid into the settlement fund. The Amended Stipulation was filed with the Court on November 20, 2006 and remains subject to approval by the Court. As agreed in the Original Agreement, the Registrant can terminate the Amended Stipulation if more than a certain percentage of class members opt out of the settlement.
     The Amended Stipulation does not resolve claims made under Sections 11 and 15 of the Securities Act of 1933 that have been asserted in a separate lawsuit by a plaintiff class that acquired newly issued shares of the Company’s common stock in connection with the Company’s exchange offer for Rogue Wave Software, Inc. stock.
     (c) Exhibits.

Exhibit
Number	Description

10.1	Second Amended Stipulation of Settlement in re Heller v. Quovadx, Inc., et al, Case No. 04-cv-00665-RPM (U.S.D.C., Dist of Colo.), dated November 20, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 21, 2006

QUOVADX, INC.
By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amended Stipulation of Settlement in re Heller v. Quovadx, Inc., et al, Case No. 04-cv-00665-RPM (U.S.D.C., Dist of Colo.), dated November 20, 2006